Pluristem Life Systems Inc.

STOCK OPTION AGREEMENT

Made as of the _______ day of _________, 200___

BETWEEN:	Pluristem Life Systems Inc.
A company incorporated in Nevada, USA
(hereinafter the “Company”)
AND:	Name :
I.D. No.
Address
(hereinafter the “Optionee”)

WHEREAS

On November 10, 2005, the Company duly adopted and the Board approved the 2005 Stock Option Plan, a copy of which has been made available to the Optionee, forming an integral part hereof (the “ISOP”); and -

WHEREAS

Pursuant to the ISOP, the Company has decided to grant Options to purchase Shares of the Company to the Optionee, and the Optionee has agreed to such grant, subject to all the terms and conditions as set forth in the ISOP and as provided herein;

NOW, THEREFORE, it is agreed as follows:

1.	Preamble and Definitions
	1.1	The preamble to this Agreement constitutes an integral part of this Agreement, as do the terms of the ISOP.

1.2	Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the ISOP.
2.	Grant of Options
2.1

The Company hereby grants to the Optionee the number of Options as set forth in Exhibit A hereto, each Option shall be exercisable for one Share, upon payment of the Purchase Price as set forth in Exhibit A, subject to the terms and the conditions as set forth in the ISOP and as provided herein.

2.2

The Optionee is aware that the Company intends in the future to issue additional shares and to grant additional options to various entities and individuals, as the Company in its sole discretion shall determine.

3.	Period of Option and Conditions of Exercise

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3.1

The terms of this Option Agreement shall commence on the Date of Grant and terminate at the Expiration Date as set out on Exhibit A, or at the time at which the Option expires pursuant to the terms of the ISOP or pursuant to this Option Agreement.

3.2

Options may be exercised only to purchase whole Shares, and in no case may a fraction of a Share be purchased. If any fractional Share would be deliverable upon exercise, such fraction shall be rounded up one-half or less, or otherwise rounded down, to the nearest whole number.

4.	Adjustments

Notwithstanding anything to the contrary in Section 7.1 (m) of the ISOP and in addition thereto, if in any such transaction as described in Section 7.1 (m) of the ISOP, the successor Corporation (or parent or subsidiary of the successor Coorporation) does not agree to assume or substitute for the Options, the Vesting Dates shall be accelerated so that any unvested Option shall be immediately vested in full as of the date which is ten (10) days prior to the effective date of the Transaction, and the Committee shall notify the Optionee that the unexercised Options are fully exercisable for a period of ten (10) days from the date of such notice, and that any unexercised Options shall terminate upon the expiration of such period.

If the successor Corporation (or parent or subsidiary of the successor Corporation) agrees to assume or substitute for the Options and Optionee’s employment with the successor Corporation is terminated by the successor Corporation without “Cause” within one year of the closing of such Transaction, the Vesting Dates shall be accelerated so that any unvested portion of the substituted Option shall be immediately vested in full as of the date of such termination without Cause.

5.	Vesting; Period of Exercise

Subject to the provisions of the ISOP, Options shall vest and become exercisable according to the Vesting Dates set forth in Exhibit A hereto, provided that the Optionee is an Employee of or providing services to the Company and/or its Affiliates on the applicable Vesting Date. Where there is a discrepancy between the terms of Exhibit A and the terms of the ISOP, Exhibit A shall govern.

All unexercised Options granted to the Optionee shall terminate and shall no longer be exercisable on the Expiration Date.

6.	Exercise of Options

6.1	Options may be exercised in accordance with the provisions of Section 7.1(h) of the ISOP.

6.2

In order for the Company to issue Shares upon the exercise of any of the Options, the Optionee hereby agrees to sign any and all documents required by any applicable law and/or by the Company's Articles of Association or Bylaws.

6.3

The Company shall not be obligated to issue any Shares upon the exercise of an Option if such issuance, in the opinion of the Company, might constitute a violation by the Company of any provision of law.

7.	Restrictions on Transfer of Options and Shares

7.1

The transfer of Options and the transfer of Shares to be issued upon exercise of the Options shall be subject to the limitations set forth in the ISOP and in the Company’s Articles of Association and any shareholders’ agreement to which the holders of ordinary shares of the Company are bound.

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7.2

With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee.

7.3

With respect to Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

7.4	The Optionee shall not dispose of any Shares in transactions which violate, in the opinion of the Company, any applicable laws, rules and regulations.

7.6

The Optionee agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions, and any other applicable restrictions as it may deem appropriate (which do not violate the Optionee's rights according to this Option Agreement).

7.7

The Optionee acknowledges that unless the Shares have been registered pursuant to an effective registration statement with the United States Securities and Exchange Commission, there will be resale restrictions applicable under United States securities laws and the Company will legend the Shares with an appropriate legend to ensure compliance with those laws, as determined by the Company in its discretion after legal consultation.

8.	Taxes; Indemnification
8.1

Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee hereby agrees to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

8.2

The Optionee will not be entitled to receive from the Company and/or the Trustee any Shares allocated or issued upon the exercise of Options prior to the full payments of the Optionee’s tax liabilities arising from Options which were granted to him and/or Shares issued upon the exercise of Options. For the avoidance of doubt, neither the Company nor the Trustee shall be required to release any share certificate to the Optionee until all payments required to be made by the Optionee have been fully satisfied.

8.3

The receipt of the Options and the acquisition of the Shares to be issued upon the exercise of the Options may result in tax consequences. THE OPTIONEE IS ADVISED TO CONSULT A TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING THIS OPTION OR

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DISPOSING OF THE SHARES.

8.4

With respect to Approved 102 Options, the Optionee hereby acknowledges that he is familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, including without limitations the type of Option granted hereunder and the tax implications applicable to such grant. The Optionee accepts the provisions of the trust agreement signed between the Company and the Trustee, attached as Exhibit B hereto, and agrees to be bound by its terms.

9.	Miscellaneous
9.1	No Obligation to Exercise Options. The grant and acceptance of these Options imposes no obligation on the Optionee to exercise it.

9.2

Confidentiality. The Optionee shall regard the information in this Option Agreement and its exhibits attached hereto as confidential information and the Optionee shall not reveal its contents to anyone except when required by law or for the purpose of gaining legal or tax advice.

9.3

Continuation of Employment or Service. Neither the ISOP nor this Option Agreement shall impose any obligation on the Company or an Affiliate to continue the Optionee’s employment or service and nothing in the ISOP or in this Option Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company and/or an Affiliate or restrict the right of the Company or an Affiliate to terminate such employment or service at any time.

9.4

Entire Agreement. Subject to the provisions of the ISOP, to which this Option Agreement is subject, this Option Agreement, together with the exhibits hereto, constitute the entire agreement between the Optionee and the Company with respect to Options granted hereunder, and supersedes all prior agreements, understandings and arrangements, oral or written, between the Optionee and the Company with respect to the subject matter hereof.

9.5

Failure to Enforce - Not a Waiver. The failure of any party to enforce at any time any provisions of this Option Agreement or the ISOP shall in no way be construed to be a waiver of such provision or of any other provision hereof.

9.6

Provisions of the ISOP. The Options provided for herein are granted pursuant to the ISOP and said Options and this Option Agreement are in all respects governed by the ISOP and subject to all of the terms and provisions of the ISOP.

Any interpretation of this Option Agreement will be made in accordance with the ISOP but in the event there is any contradiction between the provisions of this Option Agreement and the ISOP, the provisions of the Option Agreement will prevail.

9.7	Binding Effect. The ISOP and this Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereof.

9.8

Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered mail or delivered by email or facsimile with written confirmation of receipt to the Optionee and/or to the Company at the addresses shown on the letterhead above, or at such other place as the Company may designate by written notice to the Optionee. The Optionee is responsible for notifying the Company in writing of any change in the Optionee’s address, and the Company shall be deemed to have complied with any obligation to provide the Optionee with notice by sending such notice to the address indicated below.

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Pluristem Life Systems Inc.:

per: Name: _____________________

Position:_______________________

Signature: ______________________

I, the undersigned, hereby acknowledge receipt of a copy of the ISOP and accept the Options subject to all of the terms and provisions thereof. I have reviewed the ISOP and this Option Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Option Agreement, and fully understand all provisions of this Option Agreement. I agree to notify the Company upon any change in the residence address indicated above.

___________	___________________
Date	Optionee’s Signature

Attachments:

Exhibit A: Terms of the Option

Exhibit B: Trust Agreement

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EXHIBIT A

TERMS OF THE OPTION

Name of the Optionee:
Date of Grant:
Designation:	Approved 102 - Capital Gain Option (CGO)
1. Number of Options granted:
2. Purchase Price:	$ per share
3. Vesting Dates:	per month- starting
4. Expiration Date:
5. Post-employment exercise vested options

___________________	___________________
Optionee	Company

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